Exhibit 99.(a)(7)

                         LAZARD RETIREMENT SERIES, INC.

                             ARTICLES SUPPLEMENTARY

       LAZARD RETIREMENT SERIES, INC., a Maryland corporation having its principal office in the State of Maryland at 300 East Lombard Street, Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

       FIRST: The aggregate number of shares of Common Stock that the Corporation has authority to issue is increased by five hundred million (500,000,000) shares of Common Stock, $.001 par value per share, with an aggregate par value of five hundred thousand dollars ($500,000), classified as Investor Shares of Common Stock of each of the following Portfolios (each, a "Portfolio") or remain unclassified as follows:


                                                                 INVESTOR SHARES
PORTFOLIO/CLASS                                                     AUTHORIZED
---------------                                                  ---------------

Lazard Retirement Equity Portfolio                                  50,000,000
Lazard Retirement U.S. Equity Value Portfolio                       50,000,000
Lazard Retirement U.S. Strategic Equity Portfolio                   50,000,000
Lazard Retirement Small Cap Portfolio                               50,000,000
Lazard Retirement International Equity Portfolio                    50,000,000
Lazard Retirement International Equity Select Portfolio             50,000,000
Lazard Retirement International Strategic Equity Portfolio          50,000,000
Lazard Retirement International Small Cap Portfolio                 50,000,000
Lazard Retirement Emerging Markets Portfolio                        50,000,000
Lazard Retirement Strategic Yield Portfolio                         50,000,000
                                                                   -----------

Total                                                              500,000,000
                                                                   ===========

       SECOND: The Service Shares Common Stock and Investor Shares Common Stock of the Fund shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article FIFTH of the Corporation's Charter and shall be subject to all provisions of the Corporation's Charter relating to stock of the Corporation generally, and to the following:

       (1) As more fully set forth hereinafter, the assets and liabilities and the income and expenses of the Service Shares and Investor Shares Common Stock of the Corporation shall be determined separately from each other and, accordingly, the net asset value, dividends and distributions payable to holders, and amounts distributable in the event of liquidation of the Corporation to holders of shares of the Corporation's stock may vary from class to class. Except for these differences, and certain other differences hereinafter set forth, each class of the Corporation's stock shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption.

       (2) Assets of the Corporation attributable to the Service Shares Common Stock and to the Investor Shares Common Stock of each Portfolio shall be invested in the same respective Portfolio.

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       (3)    Proceeds from the redemption of a share of Service Shares Common
              Stock or Investor Shares Common Stock of a Portfolio, including fractional shares, shall be reduced by the amount of any redemption fee, liquidation fee or other amount payable on such redemption as may be approved by the Board of Directors of the Corporation and reflected in the Registration Statement from time to time.

       (4) The dividends and distributions of investment income and capital gains with respect to each class of stock of the Corporation shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary between each class of stock of the Corporation to reflect differing allocations of the expenses of the Corporation among the classes and any resultant differences between the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income, realized and unrealized capital gains and losses, and expenses and liabilities of the Corporation among the classes shall be determined by the Board of Directors in a manner that is consistent with applicable law.

       (5) Except as may otherwise be required by law, the holders of each class of stock of the Corporation shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of that particular class and (ii) no voting rights with respect to any matter submitted to a vote of stockholders that does not affect holders of that particular class.

       THIRD: Immediately before the increase and classification of shares as set forth in Articles FIRST hereof, the Corporation was authorized to issue five hundred million (500,000,000) shares of stock, all of which were Service Shares of Common Stock, having a par value of one tenth of one cent ($.001) each, and an aggregate par value of five hundred thousand dollars ($500,000).

       FOURTH: As hereby increased and reclassified, the total number of shares of stock that the Corporation has authority to issue is one billion (1,00,000,000) shares, all of which are shares of Common Stock, with a par value of one tenth of one cent ($.001) per share, having an aggregate par value of one million dollars ($1,00,000), classified as follows:

                                                                        SHARES
PORTFOLIO                                                             AUTHORIZED
---------                                                             ----------

LAZARD RETIREMENT EQUITY PORTFOLIO
         Service Shares Common Stock                                  50,000,000
         Investor Shares Common Stock                                 50,000,000

LAZARD RETIREMENT U.S. EQUITY VALUE PORTFOLIO
         Service Shares Common Stock                                  50,000,000
         Investor Shares Common Stock                                 50,000,000

LAZARD RETIREMENT U.S. STRATEGIC EQUITY PORTFOLIO
         Service Shares Common Stock                                  50,000,000
         Investor Shares Common Stock                                 50,000,000

LAZARD RETIREMENT SMALL CAP PORTFOLIO
         Service Shares Common Stock                                  50,000,000
         Investor Shares Common Stock                                 50,000,000

LAZARD RETIREMENT INTERNATIONAL EQUITY PORTFOLIO
         Service Shares Common Stock                                  50,000,000
         Investor Shares Common Stock                                 50,000,000

                                                                        SHARES
PORTFOLIO                                                             AUTHORIZED
---------                                                             ----------

LAZARD RETIREMENT INTERNATIONAL EQUITY SELECT PORTFOLIO
         Service Shares Common Stock                                  50,000,000
         Investor Shares Common Stock                                 50,000,000

LAZARD RETIREMENT INTERNATIONAL STRATEGIC EQUITY PORTFOLIO
         Service Shares Common Stock                                  50,000,000
         Investor Shares Common Stock                                 50,000,000

LAZARD RETIREMENT INTERNATIONAL SMALL CAP PORTFOLIO
         Service Shares Common Stock                                  50,000,000
         Investor Shares Common Stock                                 50,000,000

LAZARD RETIREMENT EMERGING MARKETS PORTFOLIO
         Service Shares Common Stock                                  50,000,000
         Investor Shares Common Stock                                 50,000,000

LAZARD RETIREMENT STRATEGIC YIELD PORTFOLIO
         Service Shares Common Stock                                  50,000,000
         Investor Shares Common Stock                                 50,000,000
                                                                   -------------

TOTAL                                                              1,000,000,000
                                                                   =============

       FIFTH: The Board of Directors of the Corporation reclassified shares; increased the total number of shares of capital stock that the Corporation has authority to issue pursuant to Section 2-105(c) of the Maryland General Corporation Law; and classified the increased shares pursuant to authority provided in the Corporation's Charter.

       The undersigned Vice President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts with respect to authorization and approval set forth in these Articles Supplementary are true in all material respects and that this statement is made under penalties of perjury.

       IN WITNESS WHEREOF, Lazard Retirement Series, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary as of January 30, 2006.


                                        LAZARD RETIREMENT SERIES, INC.



                                        By: /s/ Nathan A. Paul
                                            -----------------------------------
                                            Nathan A. Paul
                                            Vice President
Witness:

/s/ David A. Kurzweil
------------------------
David A. Kurzweil
Assistant Secretary

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